                                                                    Exhibit 10.5

                             STOCKHOLDER'S AGREEMENT

      This Stockholder's Agreement, dated as of July 27, 2006 (this "Agreement"), by and between WCA Waste Corporation, a Delaware corporation (the "Company") and ARES CORPORATE OPPORTUNITY FUND II, L.P. (together with it the Related Transferees pursuant to Section 4.1(e) collectively and singly the "Stockholder").

      WHEREAS, on June 12, 2006, the Company and the Stockholder entered into
(i) a Preferred Stock Purchase Agreement (the "Stock Purchase Agreement") pursuant to which the Stockholder purchased an aggregate of 750,000 shares of Senior Convertible Preferred Stock, par value $.01 per share, of the Company ("Preferred Stock"), which is convertible into shares of Common Stock, and (ii) a Registration Rights Agreement (the "Registration Rights Agreement") granting certain registration rights;

      WHEREAS, in connection with the transactions contemplated by the Stock Purchase Agreement and the Registration Rights Agreement, the Stockholder has agreed to certain terms and conditions on its stock ownership as set forth herein.

      NOW, THEREFORE, in consideration of the issuance of the Preferred Stock pursuant to the Stock Purchase Agreement and the other promises contained therein, and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE 1
                   DEFINITIONS; REPRESENTATIONS AND WARRANTIES

      Section 1.1 Definitions. Unless otherwise specified all references to "days" shall be deemed to be references to calendar days. For purposes of this Agreement, the following terms shall have the following meanings:

      "Affiliate" of a Person shall have the meaning set forth in Rule 12b-2 of the Exchange Act as in effect on the date of this Agreement, but shall not include (i) any investment fund in which a Person has invested if the Person (as the Affiliates alone or with others) does not otherwise control the investment fund or have, directly or indirectly, voting or dispositive power over any securities owned by such fund or (ii) any investor or limited partner of any Person who does not (alone or with others) otherwise have voting or dispositive power over securities owned by that Person and is not controlled by that Person. It is expressly intended that any Person who now or hereafter controls, directly or indirectly, the Stockholder (other than in its capacity as Exempt Affiliate) shall be subject to the restrictions of Section 2.1 and the provisions of Articles 3 and 4 as if it were the Stockholder, including (without limitation) any management company, advisory, and/or general partner of the Stockholder.

      "Beneficial Ownership" by a Person of any Voting Securities shall be determined in accordance with the term "beneficial ownership" as defined in Rule 13d-3 under the Exchange Act as in effect on the date of this Agreement and, in addition, "beneficial ownership" shall include securities which such Person has the right to acquire (irrespective of whether such right is exercisable immediately or only after the passage of time, including the passage of time in excess of sixty (60) days) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise. For purposes of this Agreement, the Stockholder shall be deemed to beneficially own any Voting Securities Beneficially owned by its Affiliates or any Group of which the Stockholder or any such Affiliate is a member.

      "Board of Directors" shall mean the Board of Directors of the Company.

      "Certificate of Designations" shall mean the Certificate of Designations pursuant to which the Preferred Stock has been created, as amended in accordance with its terms.

      "Commission" shall mean the Securities and Exchange Commission.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

      "Group" shall mean a "group" as such term is used in Section 13(d)(3) of the Exchange Act (as in effect, and based on legal interpretations thereof existing, on the date hereof).

      "Laws" shall mean all applicable foreign, federal, state and local laws, statutes, rules, regulations, codes and ordinances.

      "Majority Vote" shall mean (i) the affirmative vote of a majority of the entire Board of Directors, including the affirmative vote of a majority of all of the Unaffiliated Directors, voting separately or (ii) as regards matters within the authority of any committee of the Board of Directors consisting entirely of Unaffiliated Directors, the affirmative vote of such committee (including for purposes of clauses (i) and (ii), an action by unanimous written consent).

      "Person" shall mean any individual, Group, corporation, general or limited partnership, limited liability company, governmental entity, joint venture, estate, trust, association, organization or other entity of any kind or nature.

      "Related Person" means, with respect to any Person, (i) any Affiliate of such Person, (ii) any investment manager, investment advisor or partner of such Person or an Affiliate of such Person or such investment manager, investment advisor or partner, (iii) any investment fund, investment account or investment entity whose investment manager, investment advisor or general partner is such Person or a Related Person of such Person, and (iv) to the extent not covered by the foregoing, as to the Stockholder, a partner, employee, director, officer, affiliate or associate (as defined in Rule 12b-2 under the Exchange Act) of the Stockholder or any affiliate of the Stockholder or as to which the Stockholder or its Affiliates own at least ten percent of the voting equity securities.

      "Reorganization Transaction" means: (i) any merger, consolidation, recapitalization, liquidation or other business combination transaction involving the Company; (ii) any tender offer or exchange offer for any securities of the Company; or (iii) any sale or other disposition of assets of the Company or any of its Subsidiaries in a single transaction or in a series of related transactions in each of the foregoing cases constituting individually or in the aggregate 10% or more of the assets or Voting Securities (as applicable) of the Company.

      "Securities Act" shall mean the Securities Act of 1933, as amended.

      "Shares" means the 750,000 shares of Preferred Stock to be issued to the Stockholder pursuant to the Stock Purchase Agreement and any shares of Common Stock issuable upon the conversion of such Preferred Stock.

      "Standstill Period" shall mean the period beginning as of the first closing under the Purchase Agreement and ending on the Standstill Termination Date.

      "Stockholder Designee" shall mean a person designated for election to the Board of Directors by the Stockholder in accordance with the Certificate of Designations and in accordance with Section 3.1.

      "Total Voting Power" shall mean the total combined Voting Power, on a fully diluted basis, of all the Voting Securities then outstanding.

      "Transfer" shall mean, whether or not capitalized and including such correlative terms as "Transferring" or "Transferred," means with respect to the Voting Securities or any portion thereof, (i) a transaction by which the Stockholder or its Related Person sells, assigns, grants, gives, pledges, grants an option with respect to, encumbers, hypothecates, mortgages, exchanges, distributes, disposes or transfers to another Person, entity or group Voting Securities or any legal or beneficial, or direct or indirect, right or interest therein or with respect thereto (including, without limitation, proxy, voting right, participation, cash flow, derivative, option, or hedge), (ii) a Change in Control of the Stockholder or Related Person that, prior to the Change of Control Beneficially Owned Voting Securities or (iii) entry into an agreement or understanding with respect to the foregoing.

      "Unaffiliated Directors" shall mean those Persons who are elected as directors of the Board of Directors (i) who are not the Stockholder Designees and or affiliated with the Stockholder or its Related Persons (including an officer or an employee, consultant or advisor (financial, legal or other) of the Stockholder or any Related Person of the Stockholder, or any person who shall have served in any such capacity within the three-year period immediately preceding the date such determination is made) and (ii) who do not otherwise have a personal or conflicting interest in the particular matter or proposal in question.

      "Voting Power" shall mean, as of the date of determination, the voting power in the general election of directors of the Company, and shall be calculated for each Voting Security by reference to the maximum number of votes such Voting Security is or would be entitled to cast in the general election of directors, and, in the case of convertible (or exercisable or exchangeable) securities, by reference to the maximum number of votes such Voting Security would be entitled to cast in unconverted or converted (or exercised, unexercised, exchanged or unexchanged) status. For purposes of determining Voting Power under this Agreement, a Voting Security which is convertible into or exchangeable for a Voting Security shall be counted as having the greater of
(i) the number of votes to which such Voting Security is entitled prior to conversion or exchange and (ii) the number of votes to which the Voting Security into which such Voting Security is convertible or exchangeable is entitled.

      "Voting Securities" shall mean (i) any securities entitled, or which may be entitled, to vote generally in the election of directors of the Company (including, when issued, shares of

Common Stock issued upon conversion of the Preferred Stock), (ii) any securities convertible or exercisable into or exchangeable for such securities (whether or not the right to convert, exercise or exchange is subject to the passage of time or contingencies or both), or (iii) any direct or indirect rights or options to acquire any such securities; provided that unexercised options granted pursuant to any employment benefit or similar plan and rights issued pursuant to any stockholder rights plan shall be deemed not to be "Voting Securities" (or to have Voting Power).

      Section 1.2 Representations and Warranties of the Company and Stockholders. The representations and warranties of the Company and Stockholders, respectively, with respect to this Agreement and the transactions contemplated hereby are set forth in the Stock Purchase Agreement.

                                   ARTICLE 2
                                   STANDSTILL

      Section 2.1 Section 2.1 Standstill.

            (a) As of the date of this Agreement, neither the Stockholder nor its Related Persons Beneficially Own any Voting Securities except the Shares. Until the earliest to occur of (A) the seventh anniversary of the Stock Purchase Agreement, (B) 180 days after the date on which the Stockholder, its Affiliates and Related Persons collectively own Voting Securities representing less than 10% of the Total Voting Power (as long as on such date and at all times during such 180 day period, the Stockholder, its Affiliates and Related Persons collectively owned Voting Securities representing less than 10% of the Total Voting Power) (the "Standstill Termination Date"), unless otherwise specifically approved by a Majority Vote of the Board of Directors (after full disclosure by the Stockholder), the Stockholder will not, and will cause each of its Related Persons not to, directly or indirectly:

                  (i) acquire, offer to acquire, or agree to acquire, by purchase or otherwise, any Voting Securities or voting rights or direct or indirect rights or options to acquire any Voting Securities of the Company or any of its Affiliates other than (A) an acquisition as a result of a stock split, stock dividend or similar recapitalization, (B) the acquisition of shares of Common Stock upon the conversion of the Preferred Stock, (C) stock options or similar rights granted by the Company to an Affiliate of the Stockholder as compensation for performance as a director or officer of the Company or its subsidiaries (and any shares issuable upon exercise thereof), (D) transfers between Stockholder and Related Transferees as permitted under Section 4.1(f); or (E) any rights which are granted to all Stockholders of the Company (and any shares issuable upon exercise thereof); provided, however, that the Stockholder may purchase up to an aggregate of 1,000,000 shares of Common Stock from the Company upon approval by Majority Vote.

                  (ii) make or cause to be made any proposal for a Reorganization Transaction; provided that the foregoing shall not prevent a Transfer in accordance with Article 4;

                  (iii) take any action (including, without limitation, by forming, joining or in any way participating) that would result in being deemed part of a Group with respect to any securities of the Company or its Affiliates;

                  (iv) acquire any proxy with respect to any Voting Securities (other than the Shares) or make, or in any way cause or participate in, any "solicitation" of "proxies" to vote (as those terms are defined in Regulation 14A under the Exchange Act) with respect to the Company or its Affiliates, or communicate with, seek to advise, encourage or influence any Person, in any manner, with respect to the voting of, securities of the Company or its Affiliates, or become a "participant" in any "election contest" (as those terms are defined or used in Rule 14a-11 under the Exchange Act) with respect to the Company or its Affiliates; provided that the Stockholder will not be precluded by the foregoing provision from (y) making non-public communications with its Affiliates and Related Persons that would not require public disclosure by any Person and would not make the Stockholder a participant in an election contest as long as the Stockholder does not take any action that would be inconsistent with
      Section 3.1 and (z) soliciting proxies in support of the election of all of the Stockholder Designees, Management Directors and Unaffiliated Directors nominated by the Board of Directors in accordance with Section
      3.1 hereof in circumstances in which a third party is soliciting parties for the election of nominees not nominated by the Board of Directors);

                  (v) take action that would have the effect of increasing the number of directors except as approved by a Majority Vote and except as to insure that a majority of the Board of Directors consist of Unaffiliated Directors; initiate, propose or, except with the prior approval of a Majority Vote, otherwise solicit stockholders for the approval of one or more stockholder proposals with respect to the Company or its Affiliates or induce or attempt to induce any other Person to initiate any stockholder proposal; take any action that would have the effect of placing, or otherwise to seek election to or seek to place, any Person on the Board of Directors of the Company (or its Affiliates) that is an Affiliate or Related Person of, or otherwise is a representative of or is affiliated with, the Stockholders, its Affiliates, or Related Persons; or seek the removal of any member of the Board of Directors of the Company or its Affiliates; provided however, that the last two clauses of this paragraph (v) shall not preclude the Stockholder from designating the Stockholder Designees (and replacing such designees) in accordance with the Certificate of Designations and Section 3.1 of this Agreement;

                  (vi) in any manner agree, attempt, seek or propose to deposit any securities of the Company or its Affiliates in any voting trust or similar arrangement or subject any securities of the company or its Affiliates to any other voting or proxy agreement, arrangement or understanding;

                  (vii) offer, sell or otherwise Transfer any Voting Securities or rights to receive Voting Securities except for Transfers in accordance with Article 4;

                  (viii) disclose any intention, plan or arrangement, or make any public announcement, or induce any other Person to take any action, inconsistent with the foregoing;

                  (ix) enter into any negotiations, arrangements or understandings with any third party with respect to any of the foregoing;

                  (x) advise, assist or encourage or finance (or assist or arrange financing to or for) any other Person in connection with any of the foregoing;

                  (xi) otherwise act in concert with others, to seek to control or influence the management, Board of Directors or policies of the Company or its Affiliates; provided, that the foregoing paragraph (xi) shall not prevent the Stockholder Designees from acting in their capacity as directors of the Company and shall not prevent the Stockholder from exercising its voting rights to the extent provided in the Certificate of Designations and provided in this Agreement; or

                  (xii) request a waiver of any of the provisions of any of paragraphs (i) through (xii) of this Section 2.1.

                                    ARTICLE 3
            Board Representation, Voting and Transactional Approvals

      Section 3.1 Board Matters.

            (a) Pursuant to Section 9(b) of the Certificate of Designations creating the Preferred Stock, the Stockholder is entitled to elect up to two directors in certain circumstances (the "Stockholder Designees" whether one or more) and for the period specified therein (the "Stockholder Designee Period"). The Company agrees to take such actions as may be necessary or appropriate to permit such election to be made to the extent provided in the Certificate of Designations, subject to the provisions set forth in this Section 3.1. Otherwise, the Company shall have no obligation to take any action to cause a designee or representative of the Stockholder (or its Related Persons) to become a member of the Board of Directors. Upon termination of the Stockholder Designee Period, the terms of the Stockholder Designees will cease and the Stockholder shall cause the Stockholder Designees to offer to resign immediately from any committees thereof, whether as observer or otherwise, (which offer to resign may be accepted or declined in the sole and absolute discretion of the Board of Directors) and the Company's obligations under this Section 3.1 shall terminate.

      Notwithstanding the provisions of this Section 3.1(a) or Section 9(b) of the Certificate of Designation, the Stockholder agrees that

                  (i) the Stockholder will give the Company at least ten (10) days prior written notice of the identity its Stockholder Designees prior to the election thereof pursuant to Section 9(b) of the Certificate of Designations and provide the Company with such information concerning the background of such Stockholder Designees as the Nominating Committee may reasonably request;

                  (ii) subject to (iii) below, it will elect Antony P. Ressler as the Stockholder Designee (or one of the Stockholder Designees when the Stockholder is entitled to designate more than one Stockholder Designee) for as long as Mr. Ressler remains affiliated with the Ares Management, Inc. or its Related Persons;

                  (iii) it will not elect (and it agrees to withdraw the nomination of or cause the removal of) any Person to the Company's Board of Directors that the Nominating Committee determines in good faith that the proposed Stockholder Designee does not meet the qualification requirements imposed with respect to other directors or determines (upon written opinion of its outside counsel) that a proposed Stockholder Designee would not be qualified under any applicable law, rule or regulation (including under any exchange or Nasdaq rules) to serve as a director of the Company or if the Company objects to a Stockholder Designee because such Stockholder Designee has been involved in any of the events enumerated in Item 2(d) or (e) of Schedule 13D or such Person is currently the target of an investigation by any governmental authority or agency relating to felonious criminal activity or is subject to any order, decree, or judgment of any court or agency prohibiting service as a director of any public company or providing investment or financial advisory services. In such an event, the Stockholder shall withdraw the designation of such proposed Stockholder Designee and designate a replacement therefor (which replacement Stockholder Designee shall also be subject to the requirements of this Section). The Company shall use its reasonable best efforts to notify the Stockholder of any objection to a Stockholder Designee sufficiently in advance of the date on which proxy materials are mailed by the Company in connection with such election of directors to enable the Stockholder to propose a replacement Stockholder Designee in accordance with the terms of this Agreement.

                  (iv) The Stockholder also agrees that none of its Stockholder Designees shall be a director, executive officer, or consultant to any solid waste company and that it shall cause each such Stockholder Designee to resign from or terminate any such affiliation prior to designation.

            (b) The parties intend that the Company's Common Stock continue to meet the qualification requirements applicable to Nasdaq National Market securities, or if the Company's Voting Securities become listed on the New York Stock Exchange, the listing requirements of the New York Stock Exchange. The Board of Directors will be comprised according to such requirements.

            (c) Subject to any requirements described in (b) above, the parties agree that the Unaffiliated Directors will have the exclusive power to nominate directors on behalf of the Board of Directors (other than with respect to Stockholder Designees appointed pursuant to the Certificate of Designations and in accordance with the provisions hereof). In such capacity, the Unaffiliated Directors may be referred to herein as the "Nominating Committee" regardless of whether a formal committee is formed.

            (d) Each Stockholder Designee serving on the Board of Directors shall be entitled to all insurance, indemnification, compensation, stock incentives granted to directors who are not employees of the Company on the same terms provided to, and subject to the same limitations applicable to, such directors.

            (e) The Company shall use its reasonable best efforts to ensure that

                  (i) one of the Stockholder Designees is appointed as an observer to each committee of the Board of Directors other than a special committee appointed to consider any matter involving the Stockholder or its Related Persons. The observer will not be a member of such committee or entitled to vote on any matter acted upon, but will be entitled to all notices of and to attend and participate in meetings thereof, subject to the power of the committee chair to conduct executive sessions of only the full members of the committee.

                  (ii) meetings of the Board of Directors are held at least four times each year.

      Section 3.2 Voting.

            (a) The Stockholder agrees that during the Standstill Period the Stockholder shall, and shall cause its Related Persons and any Person which is a member of any Group of which the Stockholder or any of its Related Persons is a member to, be present, in person or represented by proxy, at all meetings of stockholders of the Company so that all Voting Securities Beneficially Owned by the Stockholder and its Related Persons shall be counted for the purpose of determining the presence of a quorum at such meetings. The Stockholder agrees on behalf of itself and each of its Related Persons that during the Standstill
Period:

                  (i) For so long as the Stockholder shall have the right to appoint at least one director under Section 9(b) of the Certificate of Designations in connection with the election of directors of the Company, to vote or cause to be voted all Voting Securities Beneficially Owned by them to elect those Persons nominated in accordance with the provisions of
      Section 3.1.

                  (ii) In connection with any proposal for a Reorganization Transaction, Stockholder shall vote or cause to be voted, or consent with respect to, all Voting Securities beneficially owned by the Stockholder in the manner recommended by a Majority Vote.

                  (iii) In connection with other proposals submitted to stockholders of the Company,

                  (A) if the proposal relates to an amendment of the Certificate of Designations, or if the proposal is otherwise not inconsistent with, and does not relate to matters covered by, the provisions in this Agreement (including Articles 2 and 3), the Stockholder shall be free to vote or cause to be voted, or consent with respect to, all Voting Securities beneficially owned by the Stockholder in its discretion; and

                  (B) in all other cases not covered by (i), (ii) or (iii)(A), Stockholder shall vote or cause to be voted, or consent with respect to, all Voting Securities beneficially owned by the Stockholder in the manner recommended by a Majority Vote.

      Section 3.3 Management of the Business.

Following the Closing and except as provided in this Agreement, management of the Company will continue to have full authority to operate the day-to-day business affairs of the Company to the same extent as prior to the Closing. In this regard, the Chief Executive Officer of the Company shall continue to be in charge of all matters within his authority on the date hereof, subject, as required by Delaware law, to the requirement that the business and affairs of the Company shall be managed by or under the direction of the Board of Directors.

                                   ARTICLE 4
                              TRANSFER RESTRICTIONS

      Section 4.1 Section 4.1 Restrictions on Transfers. During the Standstill Period, Stockholder shall not, and shall cause its Related Persons not to, directly or indirectly (including, without limitation, through the disposition or transfer of control of another Person) Transfer any of the Voting Securities, except as provided in this Section 4.1. Without limiting the generality of the foregoing, any sale of securities held by Stockholder or any of its Related Persons which is currently (or following the passage of time, the occurrence of any event or the giving of notice), directly or indirectly, exchangeable or exercisable for, or convertible into, any Voting Securities shall constitute a Transfer of such Voting Securities. Transfers may be effected by Stockholder during the Standstill Period as follows:

            (a) With respect to shares of Common Stock acquired upon conversion of the Preferred Stock, Transfers may be made at any time in compliance with the Registration Rights Agreement.

            (b) With respect to shares of Common Stock acquired upon conversion of the Preferred Stock, Transfers may be made pursuant to sales effected in accordance with Rule 144 under the Securities Act (a "Rule 144 Sale").

            (c) Transfers of Common Stock upon conversion thereof, made two years after the date of this Agreement by the Stockholder to Persons who are not Related Persons of the Stockholder or any Affiliates of the Company that, in any 12 month period, do not, in the aggregate, exceed 7.5% of the outstanding Voting Securities; provided that no such Transfers may be made to any Person (including such Person's Affiliates and any Person or entities which are part of any Group which includes such transferee or any of its Affiliates) that, after giving effect to such Transfer, would Beneficially Own Voting Securities representing more than 7.5% of the Total Voting Power.

            (d) Transfers of Common Stock or Preferred Stock may be made pursuant to a Reorganization Transaction (on the same terms as are available to the holders of Common Stock and subject to the terms of the Certificate of Designations) which is recommended to the Stockholders of the Company by a Majority Vote that includes the affirmative approval of at least a majority of the Unaffiliated Directors.

            (e) Except as provided in subsection (d) above, no Transfers of the Preferred Stock may be made, except that Transfers of the Preferred Stock or Common Stock acquired upon conversion thereof may be made by Stockholder to any Related Person of the Stockholder that executes an instrument in form and substance satisfactory to the Company in which it makes the representations and warranties set forth in the Purchase Agreement as of the date of the execution of such instrument and agrees to be bound by the terms of this Agreement as if an original signatory to this Agreement (such transferee, a "Related Transferee"), in which case each of the Stockholder and each such Related Transferee shall thereafter be a "Stockholder" and collectively the "Stockholders" for all purposes of this Agreement.

                                   ARTICLE 5
                                  MISCELLANEOUS

      Section 5.1 Notices. All notices, requests, demands and other communications required or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, fax or air courier guaranteeing delivery:

         If to the Company:      WCA WASTE CORPORATION
                                 1 Riverway, Suite 1400
                                 Houston, TX  77056
                                 Attn: Tom J. Fatjo, III
                                 Phone: (713) 292-2400
                                 Fax: (713) 292-2455

         With a copy to:         ANDREWS KURTH LLP
                                 600 Travis
                                 Suite 4200
                                 Houston, Texas  77002
                                 Attn: Jeff C. Dodd, Esq. and
                                       John Clutterbuck, Esq.
                                 Phone: (713) 220-4200
                                 Fax: (713) 220-4285

or to such other person or address as the Company shall furnish to Stockholder in writing;

         If to the Stockholder:  Ares Corporate Opportunities Fund II, L.P.
                                 C/O Ares Management, Inc.
                                 1999 Avenue of the Stars
                                  Suite 1900
                                 Los Angeles, California  90067
                                 Attn: Jeff Serota
                                 Phone: (310) 201.4100
                                 Fax: (310) 201.4157

         With a copy to:         Cahill Gordon & Reindel LLP
                                 80 Pine Street
                                 New York, NY  10005
                                 Attn: Jonathan Schaffzin, Esq. and
                                           Gary A. Brooks, Esq.
                                 Phone: (212) 701-3380/3186
                                 Fax: (212) 269-5420

or to such other person or address as Stockholder shall furnish to the Company in writing. If there shall be more than one Stockholder in accordance with this Agreement, then the notice to the Stockholder named above shall be deemed notice to such Stockholder itself and to such Stockholder as Representative.

      All such notices, requests, demands and other communications shall be deemed to have been duly given: at the time of delivery by hand, if personally delivered; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed domestically in the United States (and seven (7) Business Days if mailed internationally); when answered back, if telexed; when receipt acknowledged, if telecopied; and on the Business Day for which delivery is guaranteed, if timely delivered to an air courier guaranteeing such delivery.

      Section 5.2 Legends.

            (a) If requested in writing by the Company, a Stockholder shall present or cause to be presented promptly all certificates representing Voting Securities beneficially owned by such Stockholder or any of its Affiliates, for the placement thereon of a legend substantially to the following effect, which legend will remain thereon so long as such legend is required under applicable securities laws:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. SUCH SHARES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH A REGISTRATION THEREUNDER OTHER THAN PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS AND DELIVERY TO WCA WASTE CORPORATION OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THOSE LAWS."

            (b) Each Stockholder shall present or cause to be presented promptly all certificates representing Voting Securities beneficially owned by such Stockholder or any of its Affiliates, for the placement thereon of a legend substantially to the following effect, which legend will remain thereon during the Standstill Period as long as such Voting Securities are beneficially owned by any Stockholder or an Affiliate of any Stockholder:

"THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF A STOCKHOLDERS AGREEMENT, DATED AS OF JULY 27, 2006,

BETWEEN WCA WASTE CORPORATION AND CERTAIN STOCKHOLDERS OF WCA WASTE CORPORATION NAMED THEREIN AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE THEREWITH. A COPY OF SAID AGREEMENT IS ON FILE AT THE OFFICE OF THE CORPORATE SECRETARY OF WCA WASTE CORPORATION."

            (c) The Company may enter a stop transfer order with the transfer agent or agents of Voting Securities against any Disposition not in compliance with the provisions of this Agreement.

      Section 5.3 Enforcement. Stockholders, on the one hand, and the Company, on the other hand, acknowledge and agree that irreparable injury to the other party would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that such injury would not be adequately compensable in damages. It is accordingly agreed that, in addition to any other remedies which may be available at law or in equity, each party hereto (the "Moving Party") shall be entitled to specific enforcement of, and injunctive relief to prevent any violation of, the terms of this Agreement, and the other parties hereto will not take action, directly or indirectly, in opposition to the Moving Party seeking such relief on the grounds that any other remedy or relief is available at law or in equity. The parties further agree that no bond shall be required as a condition to the granting of any such relief.

      Section 5.4 Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the transactions contemplated hereby. This Agreement may be amended only by a written instrument duly executed by the parties or their respective successors or assigns; provided, however, that any amendment or waiver by the Company shall be made only with the prior approval of a majority of the directors of the Company other than Stockholder Designees.

      Section 5.5 Severability. Whenever possible, each provision or portion of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law, rule or regulation in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision shall have been replaced with a provision which shall, to the maximum extent permissible under such applicable law, rule or regulation, give effect to the intention of the parties as expressed in such invalid, illegal or unenforceable provision.

      Section 5.6 Headings. Descriptive headings contained in the Agreement are for convenience only and will not control or affect the meaning or construction of any provision of this Agreement.

      Section 5.7 Counterparts. For the convenience of the parties, any number of counterparts of this Agreement may be executed by the parties, and each such executed counterpart will be an original instrument.

      Section 5.8 No Waiver. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

      Section 5.9 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company and Stockholders, and to their respective successors and assigns other than, in the case of Stockholders, transferees that are not Related Transferees, including any successors to the Company or Stockholders or their businesses or assets as the result of any merger, consolidation, reorganization, transfer of assets or otherwise, and any subsequent successor thereto, without the execution or filing of any instrument or the performance of any act; provided that no party may assign this Agreement without the other party's prior written consent, except by the Stockholders to a Stockholder or a Related Transferee as expressly provided in this Agreement (and that nothing herein restricts the transfer of any of the rights of Stockholders under the Registration Rights Agreement in accordance the terms of the Registration Rights Agreement).

      Section 5.10 Governing Law. This Agreement will be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without giving effect to the conflict of laws principles thereof.

      Section 5.11 Further Assurances. From time to time on and after the date of this Agreement, the Company and Stockholders, as the case may be, shall deliver or cause to be delivered to the other party hereto such further documents and instruments and shall do and cause to be done such further acts as the other parties hereto shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure that it is protected in acting hereunder.

      Section 5.12 Consent to Jurisdiction and Service of Process. Any legal action or proceeding with respect to this Agreement or any matters arising out of or in connection with this Agreement, and any action for enforcement of any judgment in respect thereof shall be brought exclusively in the state or federal courts located in the State of Delaware, and, by execution and delivery of this Agreement, the Company and Stockholders each irrevocably consent to service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized international express carrier or delivery service, to the Company or Stockholders at their respective addresses referred to in this Agreement. The Company and Stockholders each hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to above and hereby further irrevocably waives and agrees, to the extent permitted by applicable law, not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing in this Agreement shall affect the right of any party hereto to serve process in any other manner permitted by law.

      Section 5.13 Stockholder Action. If and when there is more than one Stockholder in accordance with the provisions of this Agreement, the Company shall be entitled to rely upon any written notice, designation, or instruction signed by Ares Corporate Opportunity Fund II, L.P. (the "Representative") as a notice, designation or instruction of all Stockholders and the Company shall not be liable to any Stockholder if the Company acts in accordance with and relies upon such writing. Each of the Stockholders acknowledges that the Representative has full power and authority to act on their behalf.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first referred to above.

                                    WCA WASTE CORPORATION

                                    By:  /s/ Joseph J. Scarano, Jr.
                                         ---------------------------------------
                                    Name:  Joseph J. Scarano, Jr.
                                    Title:  Vice President

                                    ARES CORPORATE OPPORTUNITIES FUND II, L.P.

                                    ACOF MANAGEMENT II, L.P.,
                                           Its General Partner

                                           By: ACOF OPERATING MANAGER II, L.P.,
                                               Its General Partner

                                                 By: ARES MANAGEMENT, INC.,
                                                     Its General Partner

                                                 By: /s/ David Kaplan
                                                     ---------------------------
                                                     Name: David Kaplan
                                                     Title: Senior Partner

                                       15